Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

STAAR Surgical Company

Monrovia, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-194147, No. 333-175980, No. 333-148902, No. 333-143131, No. 333-124022 and No. 333-116901) and Form S-8 (No. 333-213046, No. 333-201232, No. 333-167595 and No. 333-111154) of STAAR Surgical Company and Subsidiaries of our reports dated March 2, 2017, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of STAAR Surgical Company and Subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California

March 2, 2017